EXHIBIT 15

April 28, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 28, 2017 on our review of interim financial information of Barnes Group Inc. for the three-month periods ended March 31, 2017 and March 31, 2016 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2017 is incorporated by reference in its Registration Statement on Form S-8 (Nos. 333-205952, 333-196013, 333-166975, 333-179643, 333-150741, and 333-133597).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut